Filed Pursuant to Rule 424(b)(3)

Registration No. 333-239431

Prospectus

Pulmatrix, Inc.

6,687,869 Shares of Common Stock Underlying Warrants

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 6,687,869 shares of our common stock, which are the shares of common stock issuable upon the conversion of warrants held by the selling stockholders (the “Shares”). These shares of common stock consist of:

●	1,433,447 shares of our common stock issuable upon exercise of the warrants (the “2019 Investor Warrants”) we issued to certain selling stockholders on February 12, 2019, in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a securities purchase agreement dated as of February 7, 2019;

●	4,787,553 shares of our common stock issuable upon exercise of the warrants (the “2020 Investor Warrants”) we issued to certain selling stockholders on April 20, 2020, in a private offering exempt from registration under the Securities Act, pursuant to a securities purchase agreement dated as of April 16, 2020;

●	10,151 shares of our common stock issuable upon exercise of the warrants (the “January 2019 Warrants”) we issued to certain selling stockholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as our underwriter in connection with a public offering that closed on January 31, 2019;

●	34,605 shares of our common stock issuable upon exercise of the warrants (the “February 2019 Warrants”) we issued to certain selling stockholders as the designees of Wainwright as part of Wainwright’s compensation for serving as our underwriter in connection with a public offering that closed on February 4, 2019;

●	110,922 shares of our common stock issuable upon exercise of the warrants (the “2019 PA Warrants”) we issued to certain selling stockholders as the designees of Wainwright as part of Wainwright’s compensation for serving as our placement agent in connection with an offering that closed on February 12, 2019; and

●	311,191 shares of our common stock issuable upon exercise of the warrants (the “2020 PA Warrants” and together with the January 2019 Warrants, the February 2019 Warrants, the 2019 PA Warrants and the 2020 PA Warrants, collectively the “Wainwright Warrants”) we issued to certain selling stockholders as the designees of Wainwright as part of Wainwright’s compensation for serving as our placement agent in connection with an offering that closed on April 20, 2020.

We refer to the 2019 Investor Warrants, 2020 Investor Warrants and the Wainwright Warrants collectively as the “Warrants.”

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.” On July 2, 2020, the last reported sale price of our common stock was $1.71 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 2, 2020

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus or any document incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Pulmatrix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a clinical stage biotechnology company focused on the discovery and development of novel inhaled therapeutic products intended to prevent and treat respiratory and other diseases with significant unmet medical needs.

We design and develop inhaled therapeutic products based on our proprietary dry powder delivery technology, iSPERSE (inhaled Small Particles Easily Respirable and Emitted), which enables delivery of small or large molecule drugs to the lungs by inhalation for local or systemic applications. The iSPERSE powders are engineered to be small, dense particles with highly efficient dispersibility and delivery to airways. iSPERSE powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of drug substances including small molecules and biologics. We believe the iSPERSE dry powder technology offers enhanced drug loading and delivery efficiency that outperforms traditional lactose-blend inhaled dry powder therapies. We believe the advantages of using the iSPERSE technology include reduced total inhaled powder mass, enhanced dosing efficiency, reduced cost of goods and improved safety and tolerability profiles. We are developing iSPERSE-based therapeutic candidates targeted at the prevention and treatment of a range of diseases, including allergic bronchopulmonary aspergillosis in patients with asthma and in patients with cystic fibrosis, and lung cancer. We are also exploring iSPERSE based therapeutics in neurological diseases.

Recent Developments

COVID-19 Developments

In December 2019, a novel strain of coronavirus (“COVID-19”), was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. On March 12, 2020, the World Health Organization (“WHO”) declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

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In July of 2019, we initiated a Phase 2 clinical investigation for Pulmazole, our inhaled formulation of itraconazole, an anti-fungal drug commercially available as an oral drug that we are developing to treat and prevent pulmonary fungal infections. To date, five subjects have completed the 28-day dosing regimen, receiving either 10 mg, 20 mg, or 35 mg of Pulmazole or placebo in a randomized, double-blind treatment assignment. In the first quarter of 2020, we initiated the process of establishing additional study sites and amending the study protocol in order to improve enrollment. Also, January 28, 2020 the U.S. Food and Drug Administration (the “FDA”) granted Fast Track designation to Pulmazole. However, as the COVID-19 pandemic escalated in late March and early April 2020, we were notified that 11 out of 21 clinical sites suspended enrollment in the Pulmazole study due to issues associated with COVID-19. Subsequently, we communicated with each of the remaining study sites as to their ability to ensure subject safety and completion of the study as per protocol. Following these discussions, we requested that each of these sites pause enrollment in the study pending further developments regarding the COVID-19 pandemic. As a result of this pause in enrollment, our expected development timeline for Pulmazole may be negatively impacted. The potential for delay in the development timeline, however, is dependent upon the timing of our ability to resume enrollment given the COVID-19 pandemic, the impact of the protocol amendment and adding additional study sites. Assuming we can resume enrollment by November 2020, top-line data for this study is anticipated mid-2021. However, given the unpredictable nature of the impact of this pandemic, the chance of COVID-19 infections increasing in the future after following a decline, coupled with the few patients who have completed the study to date, there may be further delays in obtaining this data.

Separately, we plan to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. The COVID-19 pandemic could delay this date or impact enrollment generally to the extent we cannot secure sites to enroll patients, patients remain or become subject to government “stay at home” mandates, patients feel like they cannot safely visit trial sites or patients drop out due to COVID-19 related issues.

Moreover, the COVID-19 outbreak has caused and continues to cause indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, our clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from our clinical trials and on our other business operations.

Corporate Information

We were incorporated in 2013 as a Nevada corporation and converted to a Delaware corporation in September 2013. On June 15, 2015, we completed a merger with Pulmatrix Operating Company, changed our name to “Pulmatrix, Inc.” and relocated our corporate headquarters to Lexington, Massachusetts. Our principal executive offices are located at 99 Hayden Avenue, Suite 390, Lexington, MA 02421 and our telephone number is (781) 357-2333. Our website is www.pulmatrix.com. Information contained on our website or that can be accessed through our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

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THE OFFERING

Common stock offered by the selling stockholders in this offering	Up to 6,687,869 shares of our common stock, par value $0.0001 per share that may be issued to the selling stockholders upon exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” on page 6 of this prospectus.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 4 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors described below and specific risk factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The recent coronavirus outbreak has caused interruptions or delays of our clinical studies and may have a significant adverse effect on our business.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

In July of 2019, we initiated a Phase 2 clinical investigation for Pulmazole, our inhaled formulation of itraconazole, an anti-fungal drug commercially available as an oral drug that we are developing to treat and prevent pulmonary fungal infections. However, as the COVID-19 pandemic escalated in late March and early April 2020, we were notified that 11 out of 21 clinical sites suspended enrollment in the Pulmazole study due to issues associated with COVID-19. Subsequently, we communicated with each of the remaining study sites as to their ability to ensure subject safety and completion of the study as per protocol. Following these discussions, we requested that each of these sites pause enrollment in the study pending further developments regarding the COVID-19 pandemic. As a result of this pause in enrollment, our expected development timeline for Pulmazole may be negatively impacted. The potential for delay in the development timeline, however, is dependent upon the timing of our ability to resume enrollment given the COVID-19 pandemic, the impact of the protocol amendment and adding additional study sites. Given the unpredictable nature of the impact of this pandemic, the chance of COVID-19 infections increasing in the future after following a decline, coupled with the few patients who have completed the study to date, there may be further delays in obtaining this data.

Separately, we plan to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. The COVID-19 pandemic could delay this date or impact enrollment generally to the extent we cannot secure sites to enroll patients, patients remain or become subject to government “stay at home” mandates, patients feel like they cannot safely visit trial sites or patients drop out due to COVID-19 related issues.

Moreover, the COVID-19 outbreak has caused and continues to cause indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, our clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from our clinical trials and on our other business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the impact of COVID-19 on the Company’s ongoing and planned clinical trials;

●	the geographic, social and economic impact of COVID-19 on the Company’s ongoing and planned clinical trials;

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives;

●	our inability to carry out research, development and commercialization plans;

●	our inability to manufacture our product candidates on a commercial scale on our own or in collaborations with third parties;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	our collaborators’ inability to successfully carry out their contractual duties;

●	termination of certain license agreements;

●	our ability to adequately protect and enforce rights to intellectual property, or defend against claims of infringement by others;

●	difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution, personnel and resources than we do;

●	entry of new competitors and products and potential technological obsolescence of our products;

●	adverse market and economic conditions;

●	loss of one or more key executives or scientists; and

●	difficulties in securing regulatory approval to market our product candidates.

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For a more detailed discussion of these and other that may affect our business and that could cause our actual results to differentiate equally from those projected in these forward-looking statements, see the risk factors and uncertainties described under the heading “Risk Factors” in this prospectus and in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on March 26, 2020 and any updates subsequently provided in our Quarterly Reports on Form 10-Q. The forward-looking statements contained in this prospectus and in any of the documents incorporated by reference are expressly qualified in their entirety by this cautionary statement. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 6,687,869 shares of common stock. This reflects the aggregate number of shares of common stock into which the Warrants are exercisable.

February 2019 Registered Direct Offering and Concurrent Private Placement of the 2019 Investor Warrants (the “February 2019 Offering”)

On February 12, 2019, we closed a (i) registered direct offering of an aggregate of 1,706,484 shares of our common stock at an offering price of $1.465 per share, pursuant to a securities purchase agreement, dated February 7, 2019, with certain institutional investors, and (ii) a concurrent private placement of 2019 Investor Warrants to purchase an aggregate of 1,706,484 shares of common stock at an exercise price of $1.34 per share issued to the same institutional investors. We received gross proceeds of approximately $2.5 million from the February 2019 Offering before the deduction of placement agent fees and offering expenses. The 2019 Investor Warrants are immediately exercisable upon issuance and terminate on August 12, 2024. A holder of a 2019 Investor Warrant does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The issuance of the 2019 Investor Warrants and the Shares issuable upon the exercise of the 2019 Investor Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

April 2020 Registered Direct Offering and Concurrent Private Placement of the 2020 Warrants (the “April 2020 Offering”)

On April 16, 2020, we entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which on April 20, 2020, we issued and sold in a registered direct offering an aggregate of 4,787,553 shares of our common stock at an offering price of $1.671 per share, for gross proceeds of approximately $8.0 million before the deduction of placement agent fees and offering expenses. In a concurrent private placement, we issued to the purchasers, for each share of common stock purchased in the offering, a warrant to purchase one share of common stock. The 2020 Investor Warrants have an exercise price of $1.55 per share and are exercisable to purchase an aggregate of up to 4,787,553 shares of common stock. The 2020 Investor Warrants are exercisable immediately upon issuance and terminate on April 20, 2022. A holder of a 2020 Investor Warrant does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The issuance of the 2020 Investor Warrants and the Shares issuable upon the exercise of the 2020 Investor Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

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Wainwright Warrants

A holder of a Wainwright Warrant does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. Neither the issuance of the Wainwright Warrants nor the shares of common stock issuable upon the exercise of the Wainwright Warrants were registered under the Securities Act. The Wainwright Warrants and the Shares issuable upon exercise of the Wainwright Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

January 2019 Warrants

On January 31, 2019, we closed an underwritten public offering of 156,118 shares of our common stock at a public offering price of $1.70 per share, pursuant to an underwriting agreement with Wainwright, as underwriter, dated January 28, 2019. Upon closing of the offering, we issued to designees of the underwriter the January 2019 Warrants to purchase an aggregate of 10,151 shares of common stock. The January 2019 Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and until January 26, 2024, at a price per share equal to $2.125.

February 2019 Warrants

On February 4, 2019, we closed an underwritten public offering of 532,353 shares of our common stock at a public offering price of $1.70 per share, pursuant to an underwriting agreement with Wainwright, as underwriter, dated January 30, 2019. Upon closing of the offering, we issued to designees of the underwriter the February 2019 Warrants to purchase an aggregate of 34,605 shares of common stock. The February 2019 Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and until January 30, 2024, at a price per share equal to $2.125.

2019 PA Warrants

On January 24, 2019, we entered into an engagement letter (the “2019 Engagement Letter”) with Wainwright, pursuant to which Wainwright agreed to serve as the exclusive placement agent for the us in connection with the February 2019 Offering. Pursuant to the 2019 Engagement Letter, as part of Wainwright’s compensation, on February 12, 2019, we issued to Wainwright the 2019 PA Warrants to purchase up to 110,922 shares of our common stock in a private placement. The terms of the 2019 PA Warrants are substantially the same as the terms of the 2019 Investor Warrants, except the 2019 PA Warrants have an exercise price of $1.8313 per share. The 2019 PA Warrants are exercisable immediately upon issuance and terminate on February 7, 2024.

2020 PA Warrants

On April 16, 2020, we entered into an engagement letter (the “2020 Engagement Letter”) with Wainwright, pursuant to which Wainwright agreed to serve as the exclusive placement agent for the us in connection with the April 2020 Offering. Pursuant to the 2020 Engagement Letter, as part of Wainwright’s compensation, on April 20, 2020, we issued to Wainwright the 2020 PA Warrants to purchase up to 311,191 shares of our common stock in a private placement. The terms of the 2020 PA Warrants are substantially the same as the terms of the 2020 Investor Warrants, except the 2020 PA Warrants have an exercise price of $2.0888 per share. The 2020 PA Warrants are exercisable immediately upon issuance and terminate on April 20, 2022.

Relationships with the Selling Stockholders

Each of Armistice Capital Master Fund Ltd. (“Armistice”), Intracoastal Capital, LLC (“Intracoastal”), CVI Investments, Inc. (“CVI”), District 2 Capital Fund, LP (“District 2”), Hudson Bay Master Fund Ltd. (“Hudson Bay”) and the funds to which Empery Asset Management, LP serves as the investment manager (the “Empery Funds”) have participated in our financings.

Armistice, Intracoastal, Hudson Bay and the Empery Funds participated in our underwritten public offering that closed on April 3, 2018, pursuant to which we issued and sold to such selling stockholders common units, with each common unit being comprised of one share of our common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock, and/or pre-funded units, with each pre-funded unit being comprised of one pre-funded warrant to purchase one share of common stock, one Series A Warrant and one Series B Warrant. The Series A Warrants expired in October 2018. The Series B Warrants are immediately exercisable, have an exercise price of $7.50 per share (subject to adjustment in certain circumstances) and expire 5 years from the date of issuance. The exercise of the pre-funded warrants and the Series B Warrants, as applicable, is subject to the Beneficial Ownership Limitation.

On December 3, 2018, we closed a financing with Armistice, pursuant to which Armistice purchased an aggregate of 240,000 shares of our common stock, pre-funded warrants to purchase 697,500 shares of common stock and warrants to purchase an aggregate of 937,500 shares of common stock at an exercise price of $3.90 per share, for an aggregate purchase price of $2.93 million. The warrants issued thereby are initially exercisable six months following issuance and terminate five and one-half years following issuance. The exercise of the pre-funded warrants and the warrants, as applicable, is subject to the Beneficial Ownership Limitation.

Each of District 2, Hudson Bay and the Empery Funds participated in the February 2019 Offering and purchased shares of common stock in the registered direct offering and the 2019 Investor Warrants in the concurrent private placement.

On April 8, 2019, we closed an underwritten offering (the “2019 Underwritten Offering”), pursuant to which we issued to Intracoastal, CVI, and the Empery Funds shares of common stock, pre-funded warrants with an exercise price of $0.01 per share and common stock warrants to purchase common stock at an exercise price of $1.35 per share. The common stock warrants issued thereby are initially exercisable upon issuance and expire five years from the date of issuance. The exercise of the pre-funded warrants and the common stock warrants, as applicable, is subject to the Beneficial Ownership Limitation.

Each of Armistice, Intracoastal and CVI was an investor in the April 2020 Offering and purchased shares of common stock in the registered direct offering and the 2020 Investor Warrants in the concurrent private placement.

Each of Michael Vasinkevich, Noam Rubinstein, Aileen Gibbons, Craig Schwabe, Mark Viklund and Charles Worthman are affiliated with Wainwright. Wainwright served as our placement agent or an underwriter in several offerings of our securities within the past three years, including offerings that closed on January 31, 2019, and February 4, 2019, the February 2019 Offering, the 2019 Underwritten Offering and the April 2020 Offering, which it received cash and/or warrant compensation. In connection with all or certain of the offerings HCW served as a placement agent or an underwriter, each of Michael Vasinkevich, Noam Rubinstein, Aileen Gibbons, Craig Schwabe, Mark Viklund and Charles Worthman, as a designee of Wainwright, has received Wainwright Warrants.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

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Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of June 24, 2020, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholders has exercised their Warrants in full without giving effect to the Beneficial Ownership Limitation as applicable for the exercise of the Warrants and further assumes the sale of all shares being offered by the selling stockholders under this prospectus.

The percentage of shares owned after the offering is based on 25,608,757 shares of common stock outstanding as of June 24, 2020 and based on the assumption that the selling stockholder has exercised its Warrants in full and therefore that all shares of common stock issuable upon exercise of such Warrants were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of common stock that the selling stockholders may offer under this prospectus. Under the terms of the Warrants, a selling stockholder may not exercise such Warrants to the extent such exercise would cause the selling stockholder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of our then outstanding shares of common stock following such exercise. The number of shares in the second column does not reflect these limitations. The third and fourth columns assume the sale of all the shares offered by the selling stockholders pursuant to this prospectus and that the selling stockholders do not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

	Ownership Before Offering			Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Maximum number of shares offered	Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Armistice Capital Master Fund Ltd. (1)	1,344,000	(2)	2,240,664	1,461,500	(3)	4.99%
CVI Investments, Inc. (4)	1,344,000	(5)	1,350,000	1,111,111	(6)	3.96%
Intracoastal Capital, LLC (7)	2,370,000	(8)	1,196,889	1,173,111	(9)	4.19%
Funds managed by Empery Asset Management, LP (10)	1,344,000	(11)	568,828	1,374,867	(12)	4.99%
Hudson Bay Master Fund Ltd.	630,828		568,828	62,000		*
District 2 Capital Fund, LP	295,791		295,791	0		—
Michael Vasinkevich	291,963		291,963	0		*
Noam Rubinstein	291,597		112,197	179,400		*
Aileen Gibbons	162,465		42,865	119,600		*
Craig Schwabe	10,503		10,503	0		—
Mark Viklund	4,672		4,672	0		—
Charles Worthman	4,669		4,669	0		—

* Less than 1%

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(1)	Armistice Capital, LLC is an investment manager to Armistice, and Steven J. Boyd, the chief investment officer of Armistice Capital, LLC, may be deemed to have voting and investment power with respect to the securities held by Armistice.

(2)	Based on information contained in Schedule 13G filed on April 24, 2020, and includes shares of common stock underlying the 2020 Investor Warrants, shares of common stock underlying Series B Warrants and shares underlying warrants issued in December 2018 to purchase shares of common stock beneficially owned by Armistice, which warrants are subject to a 4.99% Beneficial Ownership Limitation. Certain shares of common stock issuable upon exercise of warrants held by Armistice may have been excluded because such warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(3)	Based on information contained in Schedule 13G filed on April 24, 2020, and includes shares of common stock underlying Series B Warrants and shares underlying warrants issued in December 2018 to purchase shares of common stock beneficially owned by Armistice, which warrants are subject to a 4.99% Beneficial Ownership Limitation. Certain shares of common stock issuable upon exercise of warrants held by Armistice may have been excluded because such warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(4)	Heights Capital Management, Inc., is the investment manager to CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.

(5)	Based on information contained in Schedule 13G filed on April 24, 2020, and includes shares of common stock underlying the 2020 Investor Warrants and shares of common stock underlying warrants issued in the 2019 Underwritten Offering beneficially owned by CVI, which warrants are subject to a 4.99% beneficial ownership blocker. Certain shares of common stock issuable upon exercise of warrants held by CVI may have been excluded because such warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(6)	Based on information contained in Schedule 13G filed on April 24, 2020, and includes shares of common stock underlying warrants issued in the 2019 Underwritten Offering beneficially owned by CVI.

(7)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal.

(8)	Based on information contained in Schedule 13G/A filed on February 11, 2020, and includes 1,196,889 shares of common stock underlying the 2020 Investor Warrants, 1,111,111 shares of common stock underlying warrants issued in the 2019 Underwritten Offering and 62,000 shares of common stock underlying Series B Warrants beneficially owned by Intracoastal.

(9)	Based on information contained in Schedule 13G/A filed on February 11, 2020, and includes 1,111,111 shares of common stock underlying warrants issued in the 2019 Underwritten Offering and 62,000 shares of common stock underlying Series B Warrants beneficially owned by Intracoastal.

(10)	Empery Asset Management, LP, serves as the investment manager to the Empery Funds and has discretionary authority to vote and dispose of the shares held by the Empery Funds. Each of the Ryan M. Lane and Martin D. Hoe is a Managing Member of Empery AM GP, LLC, the general partner of the Empery Asset Management, LP, and may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds.

(11)	Based on information contained in Schedule 13G/A filed on January 15, 2020, and includes shares of common stock underlying the 2019 Investor Warrants, shares of common stock underlying Series B Warrants and shares underlying warrants issued in the 2019 Underwritten Offering beneficially owned by the Empery Funds, which warrants are subject to a 4.99% Beneficial Ownership Limitation. Certain shares of common stock issuable upon exercise of warrants held by the Empery Funds may have been excluded because such warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(12)	Based on information contained in Schedule 13G/A filed on January 15, 2020, and includes shares of common stock underlying Series B Warrants and shares underlying warrants issued in the 2019 Underwritten Offering beneficially owned by the Empery Funds, which warrants are subject to a 4.99% Beneficial Ownership Limitation. Certain shares of common stock issuable upon exercise of warrants held by the Empery Funds may have been excluded because such warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We have authorized 200,500,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 500,000 are shares of “blank check” preferred stock. As of June 24, 2020, there were 25,608,757 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

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The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

The foregoing description summarizes important terms of our capital stock, but is not complete. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our restated bylaws, as amended, as may be amended from time to time.

The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933, as amended. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act of 1933, as amended.

To the extent required pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, as amended. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pulmatrix, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pulmatrix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.pulmatrix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 14, 2020;

●	Our Current Reports on Form 8-K filed with the SEC January 2, 2020, January 16, 2020, January 30, 2020, April 6, 2020, April 15, 2020, April 16, 2020 (two reports, but excluding information furnished pursuant to Item 7.01), April 20, 2020, April 22, 2020, June 19, 2020, and June 26, 2020; and

●	The description of our common stock contained in our Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 filed on September 18, 2015, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Pulmatrix, Inc.

Attn: Secretary

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

You may also access the documents incorporated by reference in this prospectus through our website at www.pulmatrix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Pulmatrix, Inc.

6,687,869 Shares of Common Stock Underlying Warrants

Prospectus

July 2, 2020